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EXHIBIT 20

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of April 15, 2002 for the Collection Period
March 1, 2002 through March 31, 2002

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,452,840,000.00		$417,840,000.00	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,497,783,044.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			4.300%	4.562%	5.018%	5.360%
Final Scheduled Payment Date			May 15, 2002	December 15, 2003	March 15, 2005	October 15, 2007
Number of Contracts	119,098
Weighted Average Coupon	9.137%
Weighted Average Remaining Term	45.70	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$856,440,482.80		$0.00	$321,440,482.80	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$901,383,526.80
Securities Pool Factor	0.58949401		0.00000000	0.64288097	1.00000000	1.00000000
Number of Contracts	90,300
Weighted Average Coupon	9.273%
Weighted Average Remaining Term	37.60	months
Precompute and Simple Interest Advances	$3,667,046.88
Payahead Account Balance	$1,444,151.99
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$808,085,619.46		$0.00	$273,085,619.46	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$853,028,663.46
Securities Pool Factor	0.55621102		0.00000000	0.54617124	1.00000000	1.00000000
Number of Contracts	87,314
Weighted Average Coupon	9.286%
Weighted Average Remaining Term	36.86	months
Precompute and Simple Interest Advances	$3,734,778.02
Payahead Account Balance	$1,474,766.27
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount						$3,744,458.00
Specified Reserve Fund Percentage						0.75%
Specified Reserve Fund Amount						$7,488,915.22
Specified Reserve Fund Percentage (if Condition i or ii met)						5.50%
Specified Reserve Fund Amount (if Condition i or ii met)						$44,444,709.07
Beginning Balance						$7,488,915.22
Total Withdraw						$0.00
Amount Available for Deposit to the Reserve Fund						$2,014,334.67

Reserve Fund Balance Prior to Release						$9,503,249.89
Reserve Fund Required Amount						$7,488,915.22
Reserve Fund Release to Seller						$2,014,334.67

Ending Reserve Fund Balance						$7,488,915.22

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	123
Gross Principal Balance of Liquidated Receivables		$1,366,379.34
Net Liquidation Proceeds Received During the Collection Period		$(708,673.43)
Recoveries on Previously Liquidated Contracts		$(21,312.85)

Aggregate Credit Losses for the Collection Period		$636,393.06

Cumulative Credit Losses for all Periods	753	$3,494,140.68

Repossessed in Current Period	64

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.49%
First Preceding Collection Period	0.54%
Current Collection Period	0.87%

Condition (i) (Charge-off Rate)
Three Month Average	0.63%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	1.97%	1,718	2.05%	$17,483,367.38
61-90 Days Delinquent	0.36%	313	0.42%	$3,542,615.93
Over 90 Days Delinquent	0.43%	373	0.51%	$4,336,065.86

Total Delinquencies		2,404		$25,362,049.17

Repossessed Vehicle Inventory		165*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.77%
First Preceding Collection Period				0.76%
Current Collection Period				0.79%

Condition (ii) (Delinquency Percentage)
Three Month Average				0.77%
Delinquency Percentage Indicator (> 1.25%)			condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of April 15, 2002 for the Collection Period
March 1, 2002 through March 31, 2002

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$46,988,484.00
Interest Payments Received	$6,873,840.05
Net Precomputed Payahead Amount	($30,614.28)
Aggregate Net Liquidation Proceeds Received	$729,986.28
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$54,561,696.05
Net Simple Interest Advance Amount	$214,605.98
Net Precomputed Advance Amount	($146,874.84)

Total Available Amount	$54,629,427.19
Amounts Due
Servicing Fee	$751,152.94
Accrued and Unpaid Interest	$3,509,076.24
Principal	$48,354,863.34
Reserve Fund	$2,014,334.67

Total Amount Due	$54,629,427.19
Actual Distributions
Servicing Fee	$751,152.94
Interest	$3,509,076.24	$0.00	$1,222,009.57	$1,505,400.00	$781,666.67
Principal	$48,354,863.34	$0.00	$48,354,863.34	$0.00	$0.00
Reserve Fund	$2,014,334.67

Total Amount Distributed	$54,629,427.19	$0.00	$49,576,872.91	$1,505,400.00	$781,666.67

Monthly Information by Type of Loan

Precomputed Contracts
Scheduled Principal Collections		$4,211,021.81
Prepayments in Full	583 contracts	$2,088,516.73
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$7,248,025.16
Advances—Reimbursement of Previous Advances		$146,874.84
Advances—Current Advance Amount		$0.00
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$30,614.28
Simple Interest Contracts
Collected Principal		$24,519,935.48
Prepayments in Full	2280 contracts	$16,169,009.98
Collected Interest		$5,925,353.43
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$214,605.98

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of April 15, 2002 for the Collection Period of
March 1 through March 31, 2002

	Class A2 Balance	Class A3 Balance	Class A4 Balance
Note Rates for April 15, 2002 Payment Date
One Month LIBOR	1.90000%	1.90000%	1.90000%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	1.96000%	1.98000%	2.00000%
Number of Days in Interest Period (Days)	31	31	31
Interest Payments
Interest Calculation for Current Interest Period	542,520.10	613,800.00	301,388.89
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,222,009.57	1,505,400.00	781,666.67
Paid to Swap Counterparty (Swap Payments Outgoing)	1,222,009.57	1,505,400.00	781,666.67
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	542,520.10	613,800.00	301,388.89
Interest Payment to Noteholders (Swap Payments Incoming)	542,520.10	613,800.00	301,388.89
Net Swap Payment due to / (received by) Swap Counterparty	(679,489.47)	(891,600.00)	(480,277.78)

Principal Payments
Beginning Notional Balance	321,440,482.80	360,000,000.00	175,000,000.00
Principal Payment due to Investors	48,354,863.34	—	—
Ending Notional Balance	273,085,619.46	360,000,000.00	175,000,000.00

Swap Termination Payment	N/A	N/A	N/A

Note Rates for May 15, 2002 Payment Date
One Month LIBOR	1.86000%	1.86000%	1.86000%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	1.92000%	1.94000%	1.96000%
Number of Days in Interest Period (Days)	30	30	30

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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EXHIBIT 20
TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report
TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of April 15, 2002 for the Collection Period March 1, 2002 through March 31, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of April 15, 2002 for the Collection Period of March 1 through March 31, 2002